PHILLIPS

INVOICE

Masterworks Gallery, LLC as agent for Masterworks
Cayman SPC
225 Liberty Street, 29th Floor
New York, NY 10281
United States

Account No: [***]
Invoice No: NY010822/1101/1
Paddle No: [***]
Tax Resale No: 103029755

Sale Title	Sale Date	Sale Number	Auctioneer
20th Century & Contemporary Art Day Sale, Morning Session	16-Nov-2022	NY010822	Jeremiah Evarts / Rebekah Bowling / Blake Koh ()

Lot No	Description	Hammer	Buyer's Premium	Total Amount
115	**Helen Frankenthaler** Brown Bird	400,000.00	104,000.00	$504,000.00

Ship To:
Masterworks Gallery, LLC as agent for
Masterworks Cayman SPC
c/o UOVO DE
101 Lake Drive
Newark, DE 19702
United States

Total Amount Payable	**$504,000.00**
Sales Tax	**$0.00**
Total Amount Due	**$504,000.00**

PLEASE NOTE THAT THE PAYMENT IS DUE IMMEDIATELY AND MUST BE MADE BY THE INVOICED PARTY
Bank Transfer Details: Signature Bank, 485 Madison Avenue, New York, NY 10022, for the account of Phillips Auctioneers LLC, Account No. [***], ABA Routing No. [***], SWIFT: [***]

The purchase of the lots listed above is subject to the Conditions of Sale set out in the auction catalogue for the above referenced sale.

For information on the Buyer's Premium, please see the Buyer's Guide found on the Phillips website www.phillips.com